UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SPLASH BEVERAGE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 31, 2024

To the stockholders of Splash Beverage Group, Inc.,

This definitive proxy statement is in substantially the same as the preliminary proxy statement that we filed with the Securities and Exchange Commission on June 20, 2024,. You are cordially invited to attend a special meeting of Stockholders of Splash Beverage Group, Inc. (the “Company”) to be held in a virtual-only meeting format via live webcast on the Internet on July 31, 2024, at 10:00 a.m. Eastern Time (the “Special Meeting”). At the Special Meeting you will be asked to vote on the following matters:

1.	To approve the issuance of shares of our common stock, par value $0.001 (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the conversion of Convertible Notes and Warrants issued to certain accredited investors on May 1, 2024, respectively convertible into up to 4,625,000 shares of Common Stock and exercisable into 4,625,000 shares of Common Stock, which amount would be in excess of 19.99% of the issued and outstanding shares of Common Stock, in accordance with section 713 of the NYSE American LLC Company Guide; (“Proposal 1”);

We also will transact such other business as may properly come before the Special Meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the Special Meeting “FOR” Proposal 1as set forth in this Notice. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors has fixed the close of business on June 12, 2024, as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting to the Special Meeting, by appointment, for a period of ten days before the meeting in person at our corporate offices in Fort Lauderdale, Florida, and in electronic form at the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, and returning your completed proxy card or vote by mail, internet or by fax by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

We are holding the 2024 Special Meeting of Stockholders in a virtual-only meeting format via live webcast on the internet. You will not be able to attend at a physical location. Stockholders will be able to join and attend online by logging in at www.virtualshareholdermeeting.com/SBEV2024SM Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors
/s/ Robert Nistico
Fort Lauderdale, FL	Chief Executive Officer and Director
July 3, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF SHAREHOLDERS

The Proxy Statement and the 2023 Annual Report on Form 10-K are available at

www.splashbeveragegroup.com or www.proxyvote.com

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Splash Beverage Group, Inc. for use at our Special Meeting of stockholders to be held in a virtual-only (online) meeting format via live webcast on the Internet on July, 31, 2024, at 10:00 a.m. Eastern Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about July 15, 2024.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the Special Meeting?

At the Special Meeting, stockholders will consider and vote upon the following matters:

●	To approve the issuance of shares of our Common Stock, representing more than 20% of our Common Stock outstanding upon the conversion of Convertible Notes and Warrants issued to certain accredited investors on May 1, 2024, respectively convertible into up to 4,625,000 shares of Common Stock and exercisable into 4,625,000 shares of Common Stock, which amount would be in excess of 19.99% of the issued and outstanding shares of Company Common Stock in accordance with section 713 of the NYSE American LLC Company Guide;

How does the Board of Directors recommend that I vote on the proposals?

Our Board unanimously recommends that the stockholders vote “FOR” the ratification of appointment of Company’s independent registered accounting firm and “FOR” the other proposal being put before our stockholders at the meeting.

How do I vote?

Whether you plan to participate in the online Special Meeting or not, our Board urges you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for or withheld for the nominees for director; should be voted for; and should be voted for, against or abstained with respect to approving the amendment to our articles of incorporation to increase the number of authorized shares of common stock. Voting by proxy will not affect your right to virtually attend the Special Meeting. If your shares are registered directly in your name through our transfer agent, VStock Transfer, LLC, or you have stock certificates registered in your name, you may submit a proxy to vote:

●	By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

●	By mail. If you receive one or more proxy cards by mail, you can vote by mail by completing, signing, and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

●	On the day of the meeting, you may go to www.virtualshareholdermeeting.com/SBEV2024SM , and log in by entering the 16-digit control number found on your proxy card, voting instruction form, or Notice, as applicable. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., Eastern Time, on July 30, 2024.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

●	By mail. You should receive instructions from the record holder explaining how to vote your shares.

How may I attend and participate in the Meeting?

We will be hosting the meeting live via the internet. There will not be a physical location for the meeting. Our virtual meeting allows stockholders to submit questions and comments before and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions. Our virtual format also allows stockholders from around the world to participate and ask questions and for us to give thoughtful responses. Any stockholder can listen to and participate in the meeting live via the internet at www.virtualshareholdermeeting.com/SBEV2024SM . Stockholders may begin submitting written questions through the internet portal at 9:45 a.m. (Eastern Time) on July 31, 2024, and the webcast of the Special Meeting will begin at 10:00 a.m. (Eastern Time) that day.

Stockholders may also vote while connected to the meeting on the Internet. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SBEV2024SM.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

If you do not have your control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions.

What happens if additional matters are presented at the Special Meeting?

Other than the matters identified in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the person named as proxy holder, Robert Nistico, our Chief Executive Officer, or Julius Ivancsits, our Chief Financial Officer will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holder may determine in her or his discretion with respect to any other matters properly presented for a vote before the Special Meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters.

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of our Board of Directors, and amendment to our Articles of Incorporation to increase the number of authorized shares of common stock. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the Special Meeting?

On June 12, 2024, the Record Date for determining which stockholders are entitled to vote at the Special Meeting or any adjournments or postponements thereof, there were 51,982,531 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. Holders of a thirty-four percent (34%) of our outstanding stock as of the Record Date must be present at the Special Meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Special Meeting, if you are present and vote online at the meeting or have properly submitted a proxy card or voted by mail, internet or fax. Our current bylaws and articles differ on the quorum requirement and as per Article 3.8 of the Company Bylaws the quorum shall be as provided by the Articles of Incorporation in the case of a conflict.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may do this by signing a new proxy card with a later date or by attending the Special Meeting at www.virtualshareholdermeeting.com/SBEV2024SM and voting at the meeting. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote at the Special Meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation of votes and certification of the vote; and

●	to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card may be forwarded to our management.

Where can I find the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting. The final voting results will be tallied by our inspector of elections and reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission, or SEC, within four business days of the date of the Special Meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Splash Beverage Group, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future Special Meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Splash Beverage Group, Inc.
Attention: Robert Nistico, Chief Executive Officer
1314 East Las Olas Blvd, Suite 221
Fort Lauderdale, Florida 33301
Tel: (954) 745-5815

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

How can I obtain a copy of Splash Beverage Group, Inc.’s 2023 Annual Report on Form 10-K?

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?” Our 2023 Annual Report on Form 10-K is available by accessing our Investors page at https://www.splashbeveragegroup.com and our Form 10-K with exhibits is available on the website of the SEC at www.sec.gov.

What is the voting requirement to approve the proposals?

Proposal 1 requires approval by a majority of shares present at the meeting. Abstentions and broker non-votes will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. Abstentions, whether by proxy or in person at the Special Meeting will not be counted for or against the proposals, but will be counted as “present” at the Meeting in determining whether or not a quorum exists. For the purposes of Proposal 1 broker non-votes will be voted as present.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

An affirmative vote of a majority of the shares present at the meeting for all other matters being submitted to the stockholders for their consideration.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by calling Robert Nistico, our Chief Executive Officer at (954) 745-5815.

PROPOSAL 1

To approve the issuance of shares of our common stock, representing more than 20% of our Common Stock outstanding upon the conversion of Convertible Notes and Warrants issued to certain accredited investors on May 1, 2024, respectively convertible into up to 4,625,000 shares of Common Stock and exercisable into 4,625,000 shares of Common Stock, which amount would be in excess of 19.99% of the issued and outstanding shares of Company Common Stock in accordance with section 713 of the NYSE American LLC Company Guide

Proposal

Our Common Stock is currently listed on the NYSE American. We are subject to NYSE American Rule 713(a)(ii), which requires us to obtain shareholder approval when shares will be issued in connection with a transaction involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares.

Background

As disclosed in the Current Report on Form 8-K filed with the SEC on May 7, 2024 (the “Transaction Form 8-K”), on May 1, 2024, the Company authorized the sale of Convertible Notes (as defined below), Warrants (as defined below), and Commitment Shares (as defined below) in the principal amount of $1.85 million.

Securities Purchase Agreement

On May 1, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”). Pursuant to the Purchase Agreement, the Company sold the Purchasers: (i) senior convertible notes in the aggregate original principal amount of $1,850,000, (the “Convertible Notes”) convertible into up to 4,625,000 shares of Common Stock of the Company at $0.40 per share, subject to adjustments as provided in the Convertible Notes section 7, (ii) 925,000 shares of Common Stock (the “Commitment Shares”), (iii) warrants to initially acquire up to an aggregate of 4,625,000 additional shares of Common Stock (the “Warrants”) at an exercise price of $0.85 per Warrant Share, subject to adjustments as provided in the Warrant. The Warrants are exercisable for cash only, provided there is an effective Registration Statement registering the shares exercisable upon exercise of the Warrant. The conversion price of the Convertible Notes is $0.40 per share, subject to adjustments as provided in the Convertible Notes.

Taking into account the issuance of the Commitment Shares, the exercise of the Warrants, and assuming the full conversion of the Convertible Note, including the principal and interest through November 1, 2025, the total number of shares issuable would be up to 10,175,000 shares of Common Stock, which amount would be in excess of 19.99% of the issued and outstanding shares of the Common Stock. The aforementioned 10,175,000 is the current maximum number of shares, the Convertible Note and Warrants are subject to adjustment upon the occurrence of certain events as described in exhibits 10.2 and 4.2 filed on Form 8-K on May 7, 2024. The Company is obligated to submit a proposal to its stockholders to obtain their approval for the issuance of shares in excess of 19.99% of the issued and our standing shares issuable upon conversion of the Note and exercise of the Warrants. The Company shall use its best efforts to obtain such stockholder approval. If the Company does not obtain stockholder approval at this meeting, the Company shall use its best reasonable efforts to seek stockholder approval at a subsequent meeting to be held on or before October 31, 2024 or at every subsequent meeting of the stockholders until the earlier of the date that either the stockholder approval is obtained or the Note is no longer outstanding and the Warrants have expired.

We are currently limited to issuing up to 9,321,554 shares of Common Stock (19.99% of the stock outstanding at the time of the issuance of the Common Stock). Upon receipt of stockholder approval, we will be able to issue the maximum number of shares of Common Stock that can be issued.

We cannot determine what the actual net proceeds of the sale will be until the warrants are either exercised or expire, but as discussed above, the conversion price of the note is $0.40, and the warrants are exercisable at $0.85 per share.

Effect of Proposal on Current Stockholder

If this Proposal 1 is adopted, the issuance of such shares would result in dilution to our stockholders and would result in our stockholders having a smaller percentage interest in the voting power, liquidation value, aggregate book value, and any future earnings of SBEV. The exact magnitude of the dilutive effect cannot be conclusively determined, but the dilutive effect may be material to our current stockholders. Additionally, the issuance and subsequent resale of shares sold may cause the market price of our common stock to decline. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

If approved the Company will use the proceeds from the sale of the shares primarily for working capital.

Required Stockholder Vote and Recommendation of Our Board of Directors

Our Board of Directors has unanimously approved the transaction discussed above and has determined that approval of the issuance is advisable and in the best interests of the Company and its stockholders.

Approval of the issuance contemplated by Proposal 1 requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention or broker non-vote will not be counted for or against the proposal, and therefore will not affect the vote outcome.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 1

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Special Meeting of stockholders. If, however, other matters properly come before the Special Meeting of stockholders, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 12, 2024, for:

●	each of our current directors and executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially, subject to applicable community property laws. Unless otherwise specified, the address for each of the persons named in the table is 1314 E Las Olas Blvd. Suite 221, Fort Lauderdale, Florida 33301.

Our calculation of the percentage of beneficial ownership is based on 51,982,531 shares of common stock outstanding as of June 12, 2024. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or persons, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person or persons (and only such person or persons) by reason of these acquisition rights.

Name	Shares of Common Stock	Percentage of Common Stock
Executive Officers and Directors
Robert Nistico	1,470,070	2.8%

Justin Yorke(1)	5,486,109	10.6%

John Paglia	—	—

William Meissner	—	—

Julius Ivancsts	—	—

Officers and Directors as a Group (6 individuals)	6,956,179	13.4%
5% or greater owners:
LK Family Partnership	2,992,014	5.8%

Total	9,948,193	19.1%

(1)	Of which 3,297,243 shares are held by Richland Fund LLC, 1,398,012 shares are held by JMW Fund LLC and 790,854 shares are held by San Gabriel LLC. All funds are managed by Mr. Yorke.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in house holding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in house holding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 1314 E. Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301, Attention: Robert Nistico, Chief Executive Officer.

PROPOSALS OF STOCKHOLDERS

Stockholders may present proposals intended for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s amended and restated bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2024 Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to the Chief Executive Officer, Splash Beverage Group, Inc., 1314 E. Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301. Please note that additional information can be obtained from our website at www.splashbeveragegroup.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

SPLASH BEVERAGE GROUP

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SBEV2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 30, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other matters as may properly come before the Special Meeting and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000648713_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com

SPLASH BEVERAGE GROUP, INC.
Special Meeting of Stockholders
July 31, 2024 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Robert Nistico and Julius Ivancsits, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Splash Beverage Group, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/SBEV2024SM on July 31, 2024 starting at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000648713_2 R1.0.0.6